Exhibit 10.3

ROTHE DEVELOPMENT, INC. 2026 EMPLOYEE STOCK PURCHASE PLAN

ARTICLE I — PURPOSE

The Rothe Development, Inc. 2026 Employee Stock Purchase Plan (the “Plan”) provides eligible employees of Rothe Development, Inc., a Texas corporation (the “Company”), and its Designated Subsidiaries the opportunity to acquire shares of the Company’s Class B Common Stock at a discount. The Plan is intended to qualify under Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”), and includes: (a) a Section 423 Component for U.S. taxpayer employees, and (b) a Non-423 Component for employees in jurisdictions where Section 423 participation is not feasible due to local law. The Plan is designed to take effect in connection with the listing of the Common Stock on The Nasdaq Stock Market LLC or another national securities exchange (the “Listing”). The Plan complements the Rothe Development, Inc. 2026 Equity Incentive Plan (the “Equity Incentive Plan”), and shares reserved hereunder are separate from and additional to those reserved under the Equity Incentive Plan.

ARTICLE II — DEFINITIONS

For purposes of this Plan, the following terms shall have the meanings set forth below:

“Administrator” means the Board or a Committee designated by the Board to administer this Plan.

“Board” means the Board of Directors of the Company.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means a committee of two or more Board members appointed to administer all or any part of this Plan.

“Common Stock” means the Class B Common Stock of the Company, par value $0.001 per share. All purchases under this Plan shall be settled exclusively in shares of Common Stock.

“Company” means Rothe Development, Inc., a Texas corporation, and any successor thereto.

“Compensation” means an Eligible Employee’s base salary, wages, commissions, overtime pay, and bonuses, but excluding employer contributions to any pension, profit-sharing, or deferred compensation plan, expense reimbursements, fringe benefits, moving allowances, or other special payments.

“Designated Subsidiary” means any Subsidiary designated by the Administrator as eligible to participate in the Section 423 Component, the Non-423 Component, or both.

“Disqualifying Disposition” means any disposition of shares acquired under the Section 423 Component before the later of two years from the applicable Enrollment Date or one year from the applicable Exercise Date.

“Effective Date” means the date the Plan is adopted by the Board, subject to stockholder approval.

“Eligible Employee” means any employee of the Company or a Designated Subsidiary who: (a) has been employed for at least ninety (90) days (or such shorter period as the Administrator may determine); (b) is customarily employed for more than twenty (20) hours per week; and (c) is customarily employed for more than five (5) months per calendar year. No employee shall be eligible if, immediately after grant of a purchase right, such employee would own (within the meaning of Section 424(d) of the Code) stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or any Subsidiary.

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“Enrollment Date” means the first day of each Offering Period.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exercise Date” means the last Trading Day of each Purchase Period.

“Fair Market Value” means, as of any date: (a) the closing sales price of one share of Common Stock as reported on The Nasdaq Stock Market LLC or such other national securities exchange on which the Common Stock is then listed on the date of determination (or, if no sale is reported on that date, on the last preceding date on which a sale was reported); or (b) if the Common Stock is not listed on any national securities exchange, an amount determined in good faith by the Administrator.

“Non-423 Component” means the component of this Plan not intended to qualify under Section 423 of the Code, as described in Section 5.5.

“Offering Period” means each period during which purchase rights are outstanding, as determined pursuant to Article V.

“Participant” means any Eligible Employee who has enrolled in the Plan pursuant to Article IV.

“Plan Account” means the bookkeeping account maintained for each Participant reflecting accumulated payroll deductions.

“Purchase Period” means each period during which payroll deductions accumulate for the purchase of shares, as determined pursuant to Article V.

“Purchase Price” means the price per share determined pursuant to Section 6.1.

“Reset Date” has the meaning set forth in Section 5.4.

“Section 423 Component” means the component of this Plan intended to qualify as an “employee stock purchase plan” under Section 423 of the Code.

“Sub-Plan” means any sub-plan adopted pursuant to Section 5.5 for participation in the Non-423 Component.

“Subsidiary” means any corporation in an unbroken chain of corporations beginning with the Company if each corporation (other than the last) owns stock possessing 50% or more of the total combined voting power of all classes of stock of the next corporation in the chain.

“TBOC” means the Texas Business Organizations Code.

“Trading Day” means any day on which The Nasdaq Stock Market LLC (or such other national securities exchange on which the Common Stock is then listed) is open for trading.

ARTICLE III — SHARES SUBJECT TO THE PLAN

Section 3.1 — Share Reserve. Subject to adjustment as provided in Section 10.1, the maximum aggregate number of shares of Common Stock that may be issued under this Plan shall be 5,000,000 shares (the “Initial Reserve”). The shares reserved under this Plan are separate from and in addition to the shares reserved under the Equity Incentive Plan.

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Section 3.2 — Evergreen Provision. In addition to the Initial Reserve set forth in Section 3.1, the number of shares of Common Stock available for issuance under this Plan shall automatically increase on the first day of each fiscal year of the Company, commencing with the fiscal year beginning in 2027 and ending with (and including) the fiscal year beginning in 2036, by a number of shares equal to the lesser of: (a) 1.5% of the total number of shares of all classes of Common Stock outstanding on the last day of the immediately preceding fiscal year (calculated on a fully diluted basis); (b) 1,500,000 shares; or (c) such lesser number of shares as the Board may determine prior to the first day of such fiscal year (the “Evergreen Increase”).

Section 3.3 — Source of Shares. Shares issued may be authorized but unissued shares or reacquired shares.

Section 3.4 — Insufficient Shares. If on any Exercise Date demand exceeds available shares, the Administrator shall allocate available shares pro rata among Participants and refund any remaining Plan Account balances without interest.

ARTICLE IV — ELIGIBILITY AND ENROLLMENT

Section 4.1 — Eligibility. Each Eligible Employee may participate beginning on the first Enrollment Date after satisfying the eligibility requirements. The Administrator may establish additional eligibility requirements consistent with Section 423 of the Code.

Section 4.2 — Enrollment. An Eligible Employee may enroll by submitting an enrollment form (which may be electronic) before the deadline established by the Administrator, authorizing payroll deductions of not less than 1% and not more than 15% of Compensation (or such other maximum as the Administrator may establish), in whole percentages.

Section 4.3 — Automatic Re-Enrollment. Unless a Participant withdraws, changes the deduction rate, or ceases to be an Eligible Employee, enrollment shall continue for successive Offering Periods at the same deduction rate.

Section 4.4 — Contribution Limits. No Participant may purchase shares under this Plan (and all other Section 423 plans of the Company and its Subsidiaries) at a rate exceeding $25,000 in Fair Market Value (determined at grant) for each calendar year, as determined under Section 423(b)(8) of the Code.

ARTICLE V — OFFERING PERIODS AND PURCHASE PERIODS

Section 5.1 — Offering Periods. The Plan shall be implemented by a series of Offering Periods, each approximately twenty-four (24) months in duration (unless the Administrator determines otherwise), consisting of four (4) consecutive Purchase Periods of approximately six (6) months each. The first Offering Period shall commence on such date as the Administrator determines. The Administrator may change the duration and timing of Offering Periods and Purchase Periods without stockholder approval, provided no Offering Period exceeds twenty-four (24) months.

Section 5.2 — Purchase Periods. Each Purchase Period shall commence on the first day following the preceding Exercise Date (or, for the first Purchase Period, on the Enrollment Date) and shall end on the applicable Exercise Date.

Section 5.3 — Grant of Purchase Rights. On each Enrollment Date, each Participant shall be granted a purchase right to purchase shares on the Exercise Date(s) within the Offering Period, determined by dividing accumulated payroll deductions by the Purchase Price, subject to the limits in Section 4.4 and any per-Purchase Period share limit. The maximum per-Purchase Period limit shall not exceed 2,500 shares (subject to adjustment pursuant to Section 10.1).

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Section 5.4 — Automatic Reset (Rollover). If on any Exercise Date the Fair Market Value is less than the Fair Market Value on the Enrollment Date for such Offering Period (a “Reset Date”), the Offering Period shall automatically terminate following the purchase of shares on such Exercise Date, and each Participant shall be re-enrolled in a new Offering Period commencing on the following day (which becomes the new Enrollment Date). The new Offering Period shall have the same duration and number of Purchase Periods as originally established.

Section 5.5 — Non-423 Component and Sub-Plans. The Administrator may establish Sub-Plans under the Non-423 Component to (a) facilitate participation by Eligible Employees outside the United States where the Section 423 Component is not feasible due to local law, tax, or regulatory restrictions, or (b) qualify for favorable tax treatment in a non-U.S. jurisdiction. The Administrator may modify Sub-Plan terms as necessary, including: (i) eligibility requirements; (ii) method of contribution (including lump-sum contributions); (iii) duration of Offering and Purchase Periods; (iv) the Purchase Price (not less than 85% of Fair Market Value on the Exercise Date); and (v) holding period or disposition restrictions. Shares issued under any Sub-Plan reduce the shares available under this Plan. Participation in one component does not affect eligibility for the other.

ARTICLE VI — PURCHASE PRICE

Section 6.1 — Purchase Price. The Purchase Price per share for each Purchase Period shall equal 85% of the lesser of: (a) the Fair Market Value on the Enrollment Date; or (b) the Fair Market Value on the Exercise Date. The Administrator may increase the Purchase Price for any Offering Period, but it shall not be less than 85% of the lesser value determined above.

ARTICLE VII — PAYROLL DEDUCTIONS

Section 7.1 — Payroll Deductions. All purchases shall be funded exclusively through payroll deductions, commencing on the first payroll date following the Enrollment Date and continuing through the last payroll date on or before the Exercise Date, unless sooner altered or terminated.

Section 7.2 — Changes to Payroll Deductions. A Participant may increase or decrease the deduction rate during an Offering Period by filing a new enrollment form; provided that the Administrator may limit changes to one (1) increase and one (1) decrease per Offering Period. Changes shall be effective as soon as administratively practicable.

Section 7.3 — No Interest. No interest shall accrue on payroll deductions or Plan Account balances.

Section 7.4 — Plan Account. All payroll deductions shall be credited to the Participant’s Plan Account. No separate cash payments may be made into the account except as required by applicable law.

ARTICLE VIII — PURCHASE OF SHARES

Section 8.1 — Automatic Purchase. On each Exercise Date, accumulated payroll deductions shall be automatically applied to the purchase of whole shares at the Purchase Price, subject to the limits in Section 4.4 and any per-Purchase Period share limit.

Section 8.2 — Fractional Shares. No fractional shares shall be issued. Amounts insufficient to purchase a whole share shall be retained and applied to the next Purchase Period, or refunded without interest if the Participant has withdrawn or the Offering Period has terminated.

Section 8.3 — Delivery of Shares. As promptly as practicable after each Exercise Date, purchased shares shall be delivered to the Designated Broker account maintained for the Participant’s benefit.

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Section 8.4 — Designated Broker and Mandatory Holding Period. All purchased shares shall be deposited into an account with a broker-dealer registered under the Exchange Act and designated by the Administrator (the “Designated Broker”) and held for a minimum of one (1) year following the Exercise Date (the “Mandatory Holding Period”). During this period, Participants may not sell, transfer, assign, or pledge such shares (except by will or descent and distribution), and all such shares shall be subject to the Company’s insider trading policy and any applicable exchange trading restrictions. This requirement is in addition to the statutory holding periods under Section 423 of the Code (two years from the Enrollment Date and one year from the Exercise Date).

Section 8.5 — Stockholder Rights. A Participant shall have no stockholder rights with respect to shares subject to an outstanding purchase right until such shares are purchased and delivered.

Section 8.6 — Disqualifying Disposition Notification. Each Participant shall notify the Company in writing within thirty (30) days of making a Disqualifying Disposition, including the Participant’s name, number of shares disposed of, disposition date, applicable Enrollment Date and Exercise Date, and sale price received. The Company may impose stop-transfer instructions to facilitate monitoring. This requirement enables compliance with Section 6039 of the Code and Treasury Regulation Section 1.6039-1.

Section 8.7 — Blackout Periods. The Administrator may suspend enrollment, exercise of purchase rights, withdrawals, or deduction rate changes during any insider trading blackout period. Such suspension shall not constitute a withdrawal or termination of participation. If an Exercise Date falls during a blackout, the Administrator may: (a) postpone the Exercise Date to the first Trading Day after the blackout ends; or (b) advance it to the last Trading Day before the blackout begins. Payroll deductions continue to accumulate unless the Participant affirmatively withdraws.

ARTICLE IX — WITHDRAWAL AND TERMINATION OF EMPLOYMENT

Section 9.1 — Voluntary Withdrawal. A Participant may withdraw at any time prior to the Exercise Date by delivering written or electronic notice. Upon withdrawal, payroll deductions shall cease and all accumulated amounts shall be refunded without interest. A withdrawn Participant may not re-enroll during the same Offering Period but may enroll in subsequent Offering Periods.

Section 9.2 — Termination of Employment. Upon termination of employment with the Company and all Designated Subsidiaries for any reason, participation shall immediately terminate, payroll deductions shall cease, and all accumulated amounts shall be refunded to the Participant (or estate/beneficiary) without interest. No shares shall be purchased on or after the termination date.

Section 9.3 — Leave of Absence. Payroll deductions shall cease during an approved leave unless the Participant elects to continue via alternative means approved by the Administrator. Failure to return within the period permitted by law or Company policy constitutes termination.

Section 9.4 — Transfer of Employment. A transfer between the Company and a Designated Subsidiary, or between Designated Subsidiaries, shall not constitute a termination of employment.

ARTICLE X — ADJUSTMENTS AND CHANGE OF CONTROL

Section 10.1 — Adjustments. In the event of any recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, spin-off, combination, repurchase, exchange of shares, or other change in corporate structure affecting the Common Stock, the Administrator shall equitably adjust: (a) the shares available under this Plan; (b) per-Purchase Period share limits; and (c) the Purchase Price and shares subject to outstanding purchase rights, to prevent dilution or enlargement of Plan benefits.

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Section 10.2 — Change of Control. Upon a Change of Control (as defined in the Equity Incentive Plan), the Administrator may: (a) shorten the current Offering Period and set a new Exercise Date prior to consummation, upon which purchase rights shall be automatically exercised; (b) terminate the Plan and refund all accumulated payroll deductions without interest; or (c) provide for assumption or substitution of outstanding purchase rights by the surviving entity, with appropriate adjustments.

ARTICLE XI — ADMINISTRATION

Section 11.1 — Administrator. The Plan shall be administered by the Administrator. The Board may appoint or remove a Committee at any time.

Section 11.2 — Powers of the Administrator. Subject to this Plan and Section 423 of the Code, the Administrator shall have full authority to: (a) interpret this Plan; (b) establish rules for administration; (c) set Offering Period and Purchase Period terms; (d) designate Subsidiaries; (e) determine eligibility; (f) resolve disputes; and (g) take all other actions necessary for proper administration.

Section 11.3 — Decisions Final. All Administrator decisions shall be final, conclusive, and binding.

Section 11.4 — Delegation. The Administrator may delegate ministerial duties to officers or employees of the Company.

ARTICLE XII — GENERAL PROVISIONS

Section 12.1 — Non-Transferability. Neither payroll deductions credited to a Participant’s Plan Account nor any purchase rights granted under this Plan may be assigned, transferred, pledged, or otherwise disposed of in any way by the Participant, other than by will or the laws of descent and distribution. Any attempt to assign, transfer, pledge, or otherwise dispose of such rights shall be null and void and without effect. Purchase rights granted under this Plan shall be exercisable during the Participant’s lifetime only by the Participant.

Section 12.2 — Equal Rights and Privileges. All Eligible Employees in the Section 423 Component shall have equal rights and privileges consistent with Section 423 of the Code. The Non-423 Component need not comply with this requirement and may be administered with different terms as necessary for local law compliance.

Section 12.3 — Section 423 Savings Clause. Any provision that would cause the Section 423 Component to fail to qualify under Section 423 shall be void and of no effect, and the Section 423 Component shall be administered as if such provision had never existed. No voided provision shall affect the validity of any other provision.

Section 12.4 — No Right to Employment. Nothing in this Plan shall confer any right to continued employment or restrict the Company’s or any Designated Subsidiary’s right to terminate employment at any time.

Section 12.5 — Tax Withholding. The Company may make such provisions as it deems necessary for tax withholding in connection with share purchases or dispositions under this Plan.

Section 12.6 — Governing Law. This Plan shall be governed by the laws of the State of Texas, without regard to conflict of laws principles.

Section 12.7 — Exclusive Forum. Unless the Company consents in writing, any action arising out of this Plan shall be brought exclusively in the Eleventh Division of the Business Court of the State of Texas (or, if unavailable, another Texas state court, or if no Texas court has jurisdiction, the federal district court for the Southern District of Texas). To the extent required by applicable law or exchange listing rules, claims arising under the Securities Act of 1933, as amended, or the Exchange Act shall be subject to the exclusive jurisdiction of the federal courts of the United States.

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Section 12.8 — Section 409A. This Plan is intended to be exempt from Section 409A of the Code pursuant to Treasury Regulation Section 1.409A-1(b)(5)(ii) and shall be construed accordingly. The Company shall not be liable for any tax, interest, or penalties imposed on a Participant under Section 409A.

Section 12.9 — Compliance with Securities Laws. The Company shall have no obligation to issue shares unless such issuance complies with all applicable federal and state securities laws, including the Securities Act of 1933, as amended, and the Exchange Act, and the rules and regulations of The Nasdaq Stock Market LLC (or such other national securities exchange on which the Common Stock is then listed). The Administrator may require Participants to make such representations as necessary to ensure compliance.

Section 12.10 — Reports. The Company shall provide each Participant, within a reasonable period following each Exercise Date, a statement showing: (a) shares purchased; (b) Purchase Price per share; (c) total purchase amount; and (d) remaining Plan Account balance.

Section 12.11 — Unfunded Plan. This Plan shall be unfunded. Payroll deductions may be used for any corporate purpose and need not be segregated.

Section 12.12 — Successors and Assigns. This Plan shall bind and inure to the benefit of the Company, its successors and assigns, and each Participant and the Participant’s estate and beneficiaries.

Section 12.13 — Severability. Any invalid or unenforceable provision shall be severable, and the remaining provisions shall be enforced as if such provision had never been included.

Section 12.14 — Integration with Equity Incentive Plan. This Plan operates independently from, but in coordination with, the Equity Incentive Plan. Shares issued under one plan shall not reduce the other plan’s reserve; however, shares issued under both plans shall be aggregated for dilution analysis and listing requirements. Defined terms not otherwise defined herein shall have the meanings set forth in the Equity Incentive Plan.

ARTICLE XIII — AMENDMENT AND TERMINATION

Section 13.1 — Amendment. The Board may amend, suspend, or terminate this Plan at any time; provided that stockholder approval shall be obtained if required by Section 423 of the Code, applicable law, or the listing rules of The Nasdaq Stock Market LLC (or such other national securities exchange on which the Common Stock is then listed). No amendment shall adversely affect outstanding purchase rights without the Participant’s written consent, unless required by law or to maintain Section 423 qualification.

Section 13.2 — Termination. Unless earlier terminated, this Plan shall terminate on the tenth anniversary of the Effective Date. Upon termination, outstanding purchase rights shall be exercised on the next Exercise Date (or such earlier date as the Administrator determines), and no further purchase rights shall be granted.

ARTICLE XIV — EFFECTIVE DATE

This Plan shall become effective upon Board adoption. Notwithstanding the foregoing, no Offering Period shall commence, and no purchase rights shall be exercisable, prior to the date on which the Common Stock is first listed for trading on The Nasdaq Stock Market LLC or another national securities exchange.

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IN WITNESS WHEREOF, the Company has caused this Plan to be executed by its duly authorized officer as of the date set forth below.

ROTHE DEVELOPMENT, INC.

By:	/s/Thomas H.Hall III
Name:	Trey Hall
Title:	President
Date:	9/15/26

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